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                                 EXHIBIT 11.1

                      COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                   For the Years Ended              For the Twelve Weeks Ended
                                         -------------------------------------   ---------------------------------
                                             1993         1994          1995      March 21, 1995    March 19, 1996
                                         ----------   ----------    ----------   ---------------    --------------
Primary:
Average weighted shares outstanding  .     32,983         34,296      36,433         34,314            37,597
Net effect of dilutive stock options-
 based on the treasury stock method
 using average market price ..........        356            313       1,105            617             1,200
                                          -------        -------     -------        -------           -------
Total  ...............................     33,339         34,609      37,538         34,931            38,797
                                           ======         ======      ======         ======            ======

Net Income  ..........................    $16,371        $30,173     $47,568        $ 9,237           $12,936
                                          =======        =======     =======        =======           =======

Per share amount  ....................    $  0.49        $  0.87     $  1.27        $  0.26           $  0.33
                                          =======        =======     =======        =======           =======

Fully Diluted:
Average weighted shares outstanding  .     32,983         34,296      36,433         34,314            37,597
Net effect of dilutive stock options-
 based on the treasury stock method
 using period-end market price, if
 higher than average market price ....        410            313       1,435            889             1,536
                                          -------        -------     -------        -------           -------
Total  ...............................     33,393         34,609      37,868         35,203            39,133
                                          =======        =======     =======        =======           =======
Net Income  ..........................    $16,371        $30,173     $47,568        $ 9,237           $12,936
                                          =======        =======     =======        =======           =======
Per share amount  ....................    $  0.49        $  0.87     $  1.26        $  0.26           $  0.33
                                          =======        =======     =======        =======           =======
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